EXHIBIT 14.4


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CORPORATE GOVERNANCE MANUAL


                           BOARD OF DIRECTORS' CHARTER


I        INTRODUCTION

         A. The Board currently consists of eight Directors including the CEO. The Directors of the Corporation are elected by the shareholders on an annual basis at the Corporation's annual general meeting. Directors are deemed to resign from the Board on the date of the annual general meeting.

II       AUTHORITIES AND RESPONSIBILITIES

         A. The Board has the authority to exercise all powers of the Corporation that are required by the BUSINESS CORPORATIONS ACT (British Columbia) or Articles of the Corporation. Without limiting the generality of this authority, the Board may make the policies and orders respecting:

                  (i)      STRATEGIC PLANNING

                  Long-term   strategies  with  respect  to  the   Corporation's
                  operations   are   developed  by  senior   management  of  the
                  Corporation and reviewed and approved by the Board. The strategies are reviewed and updated as required.

                  Annual operating and capital plans are developed by management and reviewed and approved by the Board. The strategic plan is to take into account, among other things, the opportunities and risks of the Corporation's business on a shorter term basis.

                  (ii)     IDENTIFICATION AND MANAGEMENT OF RISKS

                  The Board has the responsibility to identify the principal risks of the Corporation's business and will, together with management, establish systems and procedures to be implemented by management to reasonably ensure that these risks are appropriately monitored. These systems and procedures must include the responsible use of the Corporation's assets and financial resources, and must take such reasonable steps to ensure compliance with all regulatory obligations.


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                  (iii)    SUPERVISION AND SUCCESSION OF MANAGEMENT

                           (a) The Board is responsible for the supervision of senior management to take reasonable steps to ensure that the operations of the Corporation are conducted in accordance with strategic plans and objectives set by the Board from time to time. Appointment of the COO and CFO are approved by the Board.

                           (b) The Board has responsibility for ensuring that appropriate and reasonable plans have been made for management succession and development.

                           (c) The Board is responsible for assessing the performance of the Senior Officers of the Corporation and ensuring that the management team is sound, focused and capable of successfully managing the Corporation;

                  (iv)     INTERNAL CONTROLS AND DISCLOSURE

                           (a) The Board, through the Audit Committee, will be responsible for the integrity of the internal control and management information systems of the Corporation. The duties of the Audit Committee are located at Tab 7.

                           (b) The Board is responsible for approving a communications policy that includes a framework for investor relations and a public disclosure policy.

                           (c) The Board is responsible for reviewing and assessing disclosure to shareholders and stakeholders about the integrity of the
                                    Corporation's       reported       financial
                                    performance.

         B. While the Board is called upon to "manage or supervise the management" of the business of the Corporation by law, this is done in part by delegation through the CEO, the COO, the CFO and senior management, who are charged with the day-to-day


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CORPORATE GOVERNANCE MANUAL


                  leadership and management of the Corporation and its subsidiaries in achieving the overall objectives and policies established by the Board. The CEO's prime responsibility is to lead the Corporation. The CEO formulates strategies and policies and presents them to the Board for approval. The Board approves the strategies of the Corporation and its subsidiaries, the objectives and policies within which it is managed, and evaluates management performance. Reciprocally, the CEO keeps the Board informed of the progress of the Corporation towards the achievement of its objectives and of all potential or actual deviations from the goals, objectives and/or policies established by the Board in a timely and candid manner. Once the Board has approved the strategies and policies, it acts in a unified and cohesive manner in supporting and guiding the CEO, the COO and the CFO.

         C. The Board operates by delegating certain of its authorities, including spending authorizations, to management and by reserving certain powers to itself. Subject to the BUSINESS CORPORATIONS ACT (British Columbia) and Articles, the Board retains the responsibility for managing its own affairs, developing its own agendas and procedures and recommending Directors' compensation. Its principal duties fall into six general categories described below.

III      SELECTION OF MANAGEMENT AND DIRECTORS

         The Board has the responsibility:

         A. for the appointment and replacement of the CEO, COO and the CFO, for monitoring his/her performance, approving his/her compensation and providing advice and counsel to these executives in the execution of their duties.

         B.       The  Board,  through  the  Nominating   Sub-Committee  of  the
                  Corporate Governance Committee, has the responsibility for reviewing the appointment and replacement of all Directors.

IV       MONITORING AND ACTING

         The Board has the responsibility:


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         A.       To  monitor  the  Corporation  and  its  subsidiaries  in  the progress  towards  its  goals,  and to  revise  and  alter its
                  direction   through    management   in   light   of   changing
                  circumstances.

         B. For the identification of the principal business opportunities and risks of the Corporation and its subsidiaries and ensuring that management takes all reasonable steps to implement appropriate systems to manage these risks.

         C. For ensuring that management implements and takes reasonable steps to ensure the integrity of internal control procedures and management information systems.

         D. To ratify security based compensation arrangements for eligible employees as may be granted from time to time by the Corporation's stock option plan administrator (having regard to the parameters established from time to time by the Compensation Committee).

         E. For implementing a system that enables an individual director to engage an outside advisor at the expense of the Corporation in appropriate circumstances and subject to the approval of the Board or the appropriate committee of the Board.

V        POLICIES AND PROCEDURES

         The Board has the responsibility:

         A. To approve all significant policies and procedures and require and monitor compliance to these same policies and procedures.

         B. To take such reasonable steps necessary to ensure systems are in place which are designed to ensure the Corporation operates at all times within applicable laws and regulations, and to the highest ethical and moral standards.

         C.       To appoint such committees of the Board as it deems necessary.

VI       REPORTING

         The Board has the responsibility:


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         A.       To take such  reasonable  steps to ensure that the operational and financial performance of the Corporation is adequately reported to exchanges and stakeholders on a timely and regular basis.

         B.       To take such  reasonable  steps to ensure  that the  financial
                  performance  is  reported   fairly  and  in  accordance   with
                  generally accepted accounting principles.

         C. To take such reasonable steps to ensure the timely reporting to exchanges and stakeholders of any developments that have a significant and material impact on the Corporation.

         D.       To take such  reasonable  steps to ensure that the Corporation
                  has  in  place  a  policy  to  enable  the   organization   to
                  communicate effectively with the exchanges and stakeholders.

VII      LEGAL REQUIREMENTS

         The Board has the following responsibilities:

         A. The Board is responsible for ensuring that legal requirements have been met, and documents and records have been properly prepared, approved and corporate records properly maintained.

         B.       The law identifies the following as legal requirements for the
                  Board:

                  (i) To manage, supervise and assume responsibility for the management of the affairs and business of the Corporation;

                  (ii) To act honestly and in good faith and in the best interests of the Corporation;

                  (iii) To exercise the care, diligence and skill of a reasonably prudent person; and

                  (iv) To act in accordance with its obligations contained in the BUSINESS CORPORATIONS ACT (British Columbia), the SECURITIES ACT (British Columbia), the regulations of the Exchange, and all such other relevant legislation and regulations including monitoring its obligations with respect to share


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                           constraint  and  significant  interest and  reporting
                           requirements contained in the Corporation's Articles.

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